UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                            Amendment 6 to
                               FORM S-1

        Registration Statement Under the Securities Act of 1933

                            PREVENTIA, INC.
        (Exact Name of Registrant As Specified In Its Charter)

          Nevada                                               27-2438013
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                     Murray Friedman
   8900 W. Olympic Blvd.                          8900 W. Olympic Blvd.
  Beverly Hills, CA 90211                       Beverly Hills, CA 90211
   Telephone (877) 660-6463                    Telephone (877) 660-6463
 (Address, and telephone number             (Name, address and telephone number
 of principal executive offices)                    of agent for service)

                           Copies to:
                       Ms. Jody Walker ESQ.
                      7841 South Garfield Way
                       Centennial, CO 80122
                Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]             Accelerated filer   [ ]
Non-accelerated filer   [ ]             Smaller reporting company [x]

                     CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM      REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE         FEE
                                    PER SHARE      OFFER PRICE
Common Stock           4,000,000    $ .25          $1,000,000      $116.10
                       ---------                   ----------      -------
Total                  4,000,000                   $1,000,000      $116.10


                          Explanatory Note

This registration statement relates to the public offering by the registrant contemplated by the registration statement on Form S-1, registration number 333-171104 and is being filed for the sole purpose of updating the legal opinion regarding the common shares being registered in the offering. The contents of registration statement no. 333-171104, including amendments are hereby incorporated herein by reference.





SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lawrence, State of New York, on April 20, 2011.

Preventia, Inc.

By: /s/Murray Friedman, DDS
    -----------------------
    Murray Friedman DDS, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/Murray Friedman, DDS
      -------------------
      Murray Friedman, DDS
      CEO, Principal Financial Officer,
      Controller and Director           Dated:    April 20, 2011

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

3-1     Articles of Incorporation
3-2     By-Laws incorporated by reference to Form S-1, File No. 333-
          171104 filed on December 10, 2010
3-3     Common Stock Certificate incorporated by reference to Form S-1
         Filed on December 10, 2010
5       Consent and opinion of Jody M. Walker, Attorney At Law
11      Statement of Computation of Per Share Earnings
           This Computation appears in the Financial Statements.
23      Consent of Independent Registered Public Accounting Firm